Exhibit 99.1

               Financial Institutions, Inc. Reports 2003 Earnings



    WARSAW, N.Y., Jan. 22 /PRNewswire-FirstCall/ -- Financial Institutions, Inc. (Nasdaq: FISI) today reported net income of $14,247,000 for the year ended December 31, 2003 compared to $26,456,000 in 2002. Diluted earnings per share for the year 2003 were $1.13, down from $2.23 per share in 2002. Fourth quarter 2003 net income was $2,246,000 compared to $6,271,000 for the comparable period in 2002. Diluted earnings per share were $0.17 for the fourth quarter of 2003 compared to $0.53 for the same period in 2002. Return on average common equity was 7.65% for the twelve months of 2003 compared to 17.01% last year. The most significant impact on fourth quarter and full year 2003 financial results was the provision for loan losses, which totaled $8,327,000 for the fourth quarter 2003, an increase of $5,848,000 over the $2,479,000 provision for loan losses for the fourth quarter of 2002. For the twelve months of 2003 the provision for loan losses totaled $22,526,000, an increase of $16,407,000 over the $6,119,000 provision for loan losses for the 2002 period.

    Peter G. Humphrey, President and CEO of Financial Institutions, Inc. (FII) stated: "Credit quality issues made 2003 a challenging year for the Company. High levels of nonperforming loans with associated charge-offs and increases to the allowance for loan losses significantly impacted our financial results. In addition, increased regulatory oversight is in place in the form of written agreements at our two national banks. We have committed substantial resources to strengthening the credit administration and underwriting functions. The year also saw market interest rates reaching historically low levels and in that challenging environment our net interest income was stable at $75 million. Noninterest income increased $4 million to $26 million led by a $1.8 million increase in mortgage banking income. We are pleased with the results of our de novo branching with recently opened offices making significant contributions to a 6% or $110 million increase in our total deposits."

    Nonperforming assets increased $0.2 million during the fourth quarter of 2003 to $52.1 million at December 31, 2003 compared to $51.9 million at September 30, 2003 and increased $13.7 million from $38.4 million at December 31, 2002. Net loan charge-offs for the fourth quarter of 2003 were $8.3 million, or 2.44% of average loans, compared to $1.3 million, or 0.40% of average loans, in the fourth quarter of 2002 and were $15.1 million, or 1.11% of average loans, for full year 2003 compared to $3.7 million, or 0.30% of average loans, in 2002. Nonperforming agricultural credits, principally dairy farms, increased $4.4 million in the fourth quarter of 2003 and have increased $10.3 million since December 31, 2002. Total nonperforming agricultural loans were $22.1 million at December 31, 2003 or 9.40% of total agricultural loans. Borrower cash flows in the dairy industry have recently improved due to some stabilization and upward movement in milk prices. Commercial and commercial mortgage loans represented $6.0 million of fourth quarter 2003 net charge-offs and $11.3 million for full year 2003.

    The ratio of the allowance for loan losses to nonperforming loans was 56% at December 31, 2003 compared to 58% at December 31, 2002 and 57% at September 30, 2003. The ratio of the allowance for loan losses to total loans increased to 2.16% at December 31, 2003 compared to 1.64% at year end 2002 and 2.12% at September 30, 2002. The provisions for loan losses were $8.3 million for the fourth quarter of 2003 and $22.5 million for the twelve months ending December 31, 2003.

    For the fourth quarter of 2003, net interest income decreased 2% to $18,927,000, compared to $19,258,000 for the fourth quarter of 2002. Net interest income in 2003 was $75.5 million compared to $75.9 million in 2002. Net interest margin was 3.95% for the year ended December 31, 2003, a drop of 42 basis points from the 4.37% level for the same period last year. Growth in average earning assets of $183 million, or 10%, served to partially offset the fall in net interest margin. The growth in average earning assets reflects an average increase of $123 million in the Company's loan portfolio. The principal funding source for the average earning asset growth was deposits, with the average for the year ended December 31, 2003 increasing $194 million or 12% over the average for the same period in 2002. Net interest margin declined in 2003, as general market interest rates declined to historically low levels. As overall interest rates have fallen the Company's yield on earning assets have declined more rapidly than the cost of funds. Lost interest on the higher levels of nonaccrual loans have also contributed to the decline in net interest margin. For the fourth quarter of 2003 net interest margin was 3.96% compared to 4.21% in the same quarter last year.

    Noninterest income increased 5% in the fourth quarter of 2003 to $6,751,000 from $6,408,000 for the fourth quarter of 2002. For the twelve months ending December 31, 2003 noninterest income was $26,072,000 compared to $22,189,000 for the same period last year. The increase in noninterest income in 2003 compared to 2002 is primarily attributed to an increase in mortgage banking activities of $1.8 million, growth in deposits and the related service fees of $0.9 million, and an increase in net security gains of $0.8 million. The increase in mortgage banking revenues corresponds with the increase in residential mortgage refinancing activity resulting from the historically low interest rate environment. The Company sells most fixed rate newly originated and refinanced mortgage loans in the secondary market and retains the servicing rights. The Company's loan servicing income portfolio was $385 million at December 31, 2003 compared to $356 million at December 31, 2002.

    Noninterest expense for the fourth quarter of 2003 totaled $15,404,000 compared with $14,438,000 for the fourth quarter of 2002. For the twelve months ending December 31, 2003, noninterest expense was $60,823,000 compared to $53,049,000 for the same period last year. The increased level of noninterest expense is attributed to higher credit collection costs, costs of opening new branch offices and costs for additional lending and credit administration staff. The additional noninterest expenses, coupled with a slowing of revenue growth, are the principal factors in an increase in the Company's efficiency ratio to 55.73% for the twelve months ended December 31, 2003, compared to 50.62% for the same period a year ago.

    At December 31, 2003 the Company's total shareholders' equity was $183 million compared to $178 million a year earlier. During the fourth quarter of 2003 the Company completed a debt-financing plan that raised $25 million. A portion of the proceeds of that financing were contributed as capital to the Company's National Bank of Geneva and Bath National Bank subsidiaries allowing those banks to meet higher capital ratios that were required to be met by March 31, 2004 in agreements imposed by their regulator.

    At December 31, 2003 the Company had total assets of $2.174 billion, an increase of 3% from $2.105 billion at December 31, 2002. Total deposits were $1.819 billion at year-end 2003, compared with $1.709 billion a year earlier. Book value per common share at December 31, 2003 was $14.81, an increase of 2% from $14.46 at December 31, 2002. Total common dividends of $0.64 per share were declared in 2003, an increase of $0.06 or 10% over the $0.58 per share declared in 2002.

    FII is the bank holding company parent of Wyoming County Bank, The National Bank of Geneva, Bath National Bank, and First Tier Bank and Trust. The four banks provide a wide range of consumer and commercial banking services to individuals, municipalities, and businesses through a network of 48 offices and 69 ATMs in Western and Central New York State. FII's Financial Services Group also provides diversified financial services to its customers and clients, including brokerage, trust, insurance and employee benefits and compensation consulting. More information on FII and its subsidiaries is available through the Company web site at www.fiiwarsaw.com.


    This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. Please refer to the Company's filings with the Securities and Exchange Commission for a summary of important factors that could affect the Company's forward-looking statements. The Company undertakes no obligation to revise these statements following the date of this press release.



                FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
                       Consolidated Statement of Income
               (Dollars in thousands, except per share amounts)

                        For the three months ended
                                December 31,
                             2003         2002          $             %
                                                     Change         Change

    Interest income        $26,849      $29,609     $(2,760)         (9)%
    Interest expense         7,922       10,351      (2,429)        (23)%
     Net interest income    18,927       19,258        (331)         (2)%
    Provision for loan
     losses                  8,327        2,479       5,848         236%
     Net interest income
      after provision for
      loan losses           10,600       16,779      (6,179)        (37)%

    Noninterest income:
     Service charges on
      deposits               3,062        2,866         196           7%
     Financial services
      group fees and
      commissions            1,582        1,546          36           2%
     Mortgage banking
      activities             1,187          623         564          91%
     Gain (loss) on sale
      and call of securities    18          246        (228)        (93)%
     Other                     902        1,127        (225)        (20)%
      Total noninterest
       income                6,751        6,408         343           5%

    Noninterest expense:
     Salaries and employee
     benefits                8,417        8,264         153           2%
     Other                   6,987        6,174         813          13%
      Total noninterest
       expense              15,404       14,438         966           7%

    Income before income
     taxes                   1,947        8,749      (6,802)        (78)%
    Income taxes              (299)       2,478      (2,777)       (112)%

    Net income               2,246        6,271      (4,025)        (64)%

    Preferred stock dividends  373          374          (1)          - %

    Net income available to
     common shareholders   $ 1,873      $ 5,897     $(4,024)        (68)%

    Taxable-equivalent net
     interest income       $20,032      $20,401       $(369)         (2)%

    Per common share data:

      Net income - basic     $0.17        $0.53      $(0.36)        (68)%
      Net income - diluted   $0.17        $0.53      $(0.36)        (68)%
      Cash dividends
       declared              $0.16        $0.16       $0.00           - %
      Book value            $14.81       $14.46       $0.35           2 %

    Common shares outstanding:
     Weighted average shares
      - actual          11,165,806   11,099,450
     Weighted average
      shares - dilute   11,249,122   11,212,079
     Period end actual  11,168,310   11,103,814

    Performance ratios,
     annualized:
     Return on average
      assets                  0.41%        1.21%
     Return on average common
      equity                  4.44%       14.74%
     Common dividend payout
      ratio                  94.12%       30.19%
     Net interest margin
     (tax-equivalent)         3.96%        4.21%
     Efficiency ratio        55.33%       53.16%

    Asset quality data:
     Loans past due over
      90 days and still
      accruing             $ 1,709      $ 1,091
     Restructured loans      3,069        4,129
     Nonaccrual loans       46,672       31,886
     Other real estate owned   653        1,251
     Total nonperforming
      assets              $ 52,103     $ 38,357

    Net loan charge-offs  $  8,316     $  1,294

    Asset quality ratios:
     Nonperforming loans
      to total loans          3.82%        2.81%
     Nonperforming assets to
      total loans and ORE     3.87%        2.90%
     Allowance for loan losses
      to total loans          2.16%        1.64%
     Allowance for loan losses
      to nonperforming loans    56%          58%
     Net loan charge-offs to
      average loans
      (annualized)            2.44%        0.40%

    Capital ratios:
     Average common equity to
      average total assets    7.78%        7.70%
     Leverage ratio           7.04%        6.96%
     Tier 1 risk-based capital
      ratio                  10.20%        9.82%
     Risk-based capital
      ratio                  11.44%       11.08%



                FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
                       Consolidated Statement of Income
               (Dollars in thousands, except per share amounts)

                           For the year ended
                               December 31,
                            2003        2002           $             %
                                                     Change        Change

    Interest income     $ 111,450    $ 118,439     $ (6,989)         (6)%
    Interest expense       35,949       42,585       (6,636)        (16)%
      Net interest income  75,501       75,854         (353)          - %
    Provision for loan
     losses                22,526        6,119       16,407          268%
    Net interest income
     after provision for
     loan losses           52,975       69,735      (16,760)        (24)%

    Noninterest income:
      Service charges on
       deposits            11,461       10,603          858            8%
      Financial services
       group fees and
       commissions          5,692        5,629           63            1%
      Mortgage banking
       activities           4,036        2,279        1,757           77%
      Gain (loss) on sale
       and call of
       securities           1,041          285          756          265%
      Other                 3,842        3,393          449           13%
       Total noninterest
        income             26,072       22,189        3,883           17%

    Noninterest expense:
      Salaries and employee
       benefits            33,825       30,093        3,732           12%
      Other                26,998       22,956        4,042           18%
       Total noninterest
        expense            60,823       53,049        7,774           15%

    Income before income
      taxes                18,224       38,875      (20,651)        (53)%
    Income taxes            3,977       12,419       (8,442)        (68)%

    Net income             14,247       26,456      (12,209)        (46)%

    Preferred stock
     dividends              1,495        1,496           (1)          - %

    Net income available
     to common
     shareholders         $12,752      $24,960    $ (12,208)        (49)%

    Taxable-equivalent
     net interest income  $79,979      $80,442        $(463)         (1)%

    Per common share data:
     Net income - basic     $1.14        $2.26       $(1.12)        (50)%
     Net income - diluted   $1.13        $2.23       $(1.10)        (49)%
     Cash dividends
      declared              $0.64        $0.58        $0.06           10%

    Common shares outstanding:
     Weighted average
      shares - actual   11,148,042   11,068,247
     Weighted average
      shares - diluted  11,245,939   11,217,630
     Period end actual  11,168,310   11,103,814

    Performance ratios,
     annualized:
      Return on average
       assets               0.66%         1.35%
      Return on average
       common equity        7.65%        17.01%
      Common dividend
       payout ratio        56.14%        25.66%
      Net interest margin
      (tax-equivalent)      3.95%         4.37%
      Efficiency ratio     55.73%        50.62%

    Asset quality data and ratio:
      Net loan
       charge-offs       $ 15,121       $3,707
      Net loan charge-offs
       to average loans     1.11%        0.30%


                FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
                Consolidated Statements of Financial Condition
                            (Dollars in thousands)

                                 December 31
                             2003         2002           $             %
                                                      Change        Change
    ASSETS
    Cash, due from banks
     and interest-bearing
     deposits             $45,635      $48,429       $(2,794)         (6)%
    Federal funds sold     40,006           --        40,006          100%
    Investment securities 652,597      643,987         8,610            1%

    Loans               1,345,317    1,321,892        23,425            2%
      Allowance for loan
       losses             (29,064)     (21,660)       (7,404)          34%
        Loans, net      1,316,253    1,300,232        16,021            1%

    Goodwill               40,621       40,593            28            -%
    Other assets           78,620       71,793         6,827           10%

        Total assets   $2,173,732   $2,105,034       $68,698            3%

    LIABILITIES AND
     SHAREHOLDERS' EQUITY
    Deposits:
      Demand            $ 264,990     $240,755        24,235           10%
      Savings, money
       market, and
       int-bearing
       checking           784,219      779,772         4,447            1%
      Certificates of
       deposit            769,682      687,996        81,686           12%
        Total deposits  1,818,891    1,708,523       110,368            6%

    Short-term borrowings  50,025       87,189       (37,164)        (43)%
    Long-term borrowings   87,520       92,090        (4,570)         (5)%
    Junior subordinated
     debentures            16,702       16,200           502            3%
    Other liabilities      17,491       22,738        (5,247)        (23)%

      Total liabilities 1,990,629    1,926,740        63,889            3%

    Shareholders' equity:
     Preferred equity      17,735       17,742            (7)           -%
     Common equity        165,368      160,552         4,816            3%
      Total shareholders'
       equity (1)         183,103      178,294         4,809            3%

      Total liabilities
       and shareholders'
       equity          $2,173,732   $2,105,034       $68,698            3%

     (1) Includes the after-tax impact of net unrealized gains on investment securities classified as available for sale of $8,197 and $10,368 at December 31, 2003 and 2002, respectively.


                FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
            Consolidated Average Statements of Financial Condition
                            (Dollars in thousands)

                        For the three months ended
                                December 31,
                             2003         2002           $             %
                                                      Change         Change
    ASSETS
    Cash, due from banks
     and interest-bearing
     deposits             $47,924      $42,516       $ 5,408          13%
    Federal funds sold     41,617       29,991        11,626          39%
    Investment securities 611,429      608,812         2,617           -%

    Loans               1,361,932    1,295,104        66,828           5%
      Allowance for loan
       losses             (28,300)     (20,610)       (7,690)         37%
       Loans, net       1,333,632    1,274,494        59,138           5%

    Goodwill               40,621       37,918         2,703           7%
    Other assets           78,085       66,664        11,421          17%

       Total assets    $2,153,308   $2,060,395       $92,913           5%

    LIABILITIES AND SHAREHOLDERS'
     EQUITY
    Deposits:
      Demand              263,060      231,692        31,368          14%
      Savings, money
       market, and
       int-bearing
       checking           811,031      783,370        27,661           4%
      Certificates of
       deposit            730,950      675,660        55,290           8%
       Total deposits   1,805,041    1,690,722       114,319           7%

    Short-term borrowings  57,399       48,031         9,368          20%
    Long-term borrowings   71,813      106,831       (35,018)       (33)%
    Junior subordinated
     debentures            16,200        16,200           --           -%
    Other liabilities      17,601        22,117       (4,516)       (20)%

     Total liabilities  1,968,054     1,883,901       84,153           4%

    Shareholders' equity:
     Preferred equity      17,735        17,743           (8)          -%
     Common equity        167,519       158,751        8,768           6%
       Total shareholders'
        equity (1)        185,254       176,494        8,760           5%

       Total liabilities
        and shareholders'
        equity         $2,153,308    $2,060,395      $92,913           5%


                FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
            Consolidated Average Statements of Financial Condition
                            (Dollars in thousands)

                              For the year ended
                                  December 31,
                             2003         2002           $             %
                                                      Change        Change
    ASSETS
    Cash, due from banks and
     interest-bearing
     deposits              $44,249      $41,051       $3,198           8%
    Federal funds sold      45,286       28,681       16,605          58%
    Investment securities  619,328      575,714       43,614           8%

    Loans                1,357,629    1,234,804      122,825          10%
     Allowance for loan
      losses               (25,135)     (20,030)      (5,105)         25%
       Loans, net        1,332,494    1,214,774      117,720          10%

    Goodwill                40,616       37,205        3,411           9%
    Other assets            73,764       67,591        6,173           9%

       Total assets     $2,155,737   $1,965,016     $190,721          10%

    LIABILITIES AND
     SHAREHOLDERS' EQUITY
    Deposits:
      Demand               245,234      219,028       26,206          12%
      Savings, money market,
       and int-bearing
       checking            800,854      721,395       79,459          11%
      Certificates of
       deposit             744,022      655,737       88,285          13%
       Total deposits    1,790,110    1,596,160      193,950          12%

    Short-term borrowings   61,954       77,883      (15,929)       (20)%
    Long-term borrowings    81,795       90,000       (8,205)        (9)%
    Junior subordinated
     debentures             16,200       16,200           --           -%
    Other liabilities       21,165       20,306          859           4%

     Total liabilities   1,971,224    1,800,549      170,675           9%

    Shareholders' equity:
     Preferred equity       17,738       17,750          (12)          -%
     Common equity         166,775      146,717       20,058          14%
      Total shareholders'
       equity (1)          184,513      164,467       20,046          12%

      Total liabilities and
       shareholders'
       equity           $2,155,737   $1,965,016     $190,721          10%



SOURCE  Financial Institutions, Inc.
    -0-                             01/22/2004
    /CONTACT: Ronald A. Miller, Senior Vice President and Chief Financial Officer of Financial Institutions, Inc., +1-585-786-1102/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20030114/FISILOGO /
    /Web site:  http://www.fiiwarsaw.com/
    (FISI)

CO:  Financial Institutions, Inc.
ST:  New York
IN:  FIN
SU:  ERN